EXHIBIT 3.1(c)

                              AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                            NEWCOM INTERNATIONAL INC.
                                    * * * * *

     FIRST:       The name of the corporation is
                            NewCom International Inc.

     SECOND:   Its registered office in the State of Nevada is located at 1001
Convention Center Dr., Suite 1200, Las Vegas, Nevada 89109. The name of its resident agent at that address is Michael A. Cane.

     THIRD:   The aggregate number of shares of all classes of stock, which the
Corporation shall have authority to issue is One Hundred Twenty-Five Million (125,000,000) of which One Hundred Million (100,000,000) shares will be designated Common Stock, with $0.001 par value; and Twenty Five Million (25,000,000) shares shall be designated $0.001 par value "Preferred Stock". Without further authorization from the shareholders, the Board of Directors shall have the authority to divide and issue from time to time any or all of the Twenty Five Million (25,000,000) shares of such Preferred Stock into one or more series with such designations, preferences and relative, participating, optional or other special rights, or qualification, limitations or restrictions thereof, as may be designated by the Board of Directors, prior to the issuance of such series, and the Board of Directors is hereby expressly authorized to fix by resolution or resolutions only and without further action or approval, prior to such issuance, such designations, preferences and relative, participating, optional or other special rights, or qualifications, limitations or restrictions, including, without limitation the date and times at which, and the rate, if any, or rates at which dividends on such series of Preferred Stock shall be paid; the rights, if any, of the holders of such series of the Preferred Stock to vote and the manner of voting, except as otherwise provided by the law, the rights, if any, of the holders of shares of such series of Preferred Stock to convert the same into, or exchange the same for, other classes of stock of the Corporation, and the terms and conditions for such conversion or exchange; the redemption price or prices and the time at which, and the terms and conditions of which, the shares of such series of Preferred Stock may be redeemed; the rights of the holders of shares of such series of Preferred Stock upon the voluntary or involuntary liquidation, distribution or sale of assets, dissolution or winding up of the Corporation, and the terms of the sinking fund or redemption or purchase account, if any, to be provided for such series of Preferred Stock. The designations, preferences, and relative,
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participating, optional or other special rights, the qualifications, limitations or restrictions thereof, of each additional series, if any, may differ from those of any and all other series already outstanding. Further, the Board of Directors shall have the power to fix the number of shares constituting any classes or series and thereafter to increase or decrease the number of shares of any such class or series subsequent to the issue of shares of that class or series but not below the number of shares of that class or series then outstanding.

     FOURTH: The governing Board of this Corporation shall be known as directors, and the number of directors may from time to time be increased or decreased in such manner as shall be provided by the by-laws of this Corporation.

     The name and address of the Board of Directors, which shall be three (3) in number, is as follows:

         NAME                                ADDRESS
         Xu Han                        515 West Pender Street
         David Lo                      Vancouver, B.C. V6B 6H5
         Mohan Datwani

     FIFTH: To the fullest extent permitted by Nevada Revised Statute 78.037 as the same exists or may hereafter be amended, an officer or director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages due to breach of fiduciary duty as such officer or director.

     SIXTH: The purpose of this Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Nevada.

     SEVENTH: The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

(1) The Board of Directors shall have power without the assent or vote of the stockholders:

      (a) To make, alter, amend, change, add to or repeal the by-laws of the Corporation; to fix and vary the amount of capital or shares of the Corporation's capital stock to be reserved or issued for any proper purpose; to authorize and cause to be executed mortgages and liens upon all or any part of the property of the Corporation; to determine the use and disposition of any surplus or net profits; and to fix the times for the declaration and payment of dividends.

      (b) To determine from time to time whether, and to what times and places, and under what conditions the accounts and books of the Corporation (other than the stock ledger) or any of them, shall be open to the inspection of the stockholders.
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(2)   The directors in their discretion may submit any contract or act for approval or ratification at any annual meeting of the stockholders or any meeting of the stockholders called for the purpose of considering any such act or contract, and any contract or act that shall be approved or be ratified by the vote of the holders of a majority of the stock of the Corporation which is represented in person or by proxy at such meeting and entitled to vote thereat (provided that a lawful quorum of stockholders be there represented in person or by proxy) shall be as valid and as binding upon the Corporation and upon all the stockholders as though it has been approved or ratified by every stockholder of the Corporation, whether or not the contract or act would otherwise be open to legal attack because of directors' interest, or for any other reason.

(3) In addition to the powers and authorities hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation; subject, nevertheless, to the provisions of the statutes of Nevada, of this certificate, and to any by-laws from time to time made by the stockholders; provided, however, that no by-laws so made shall invalidate any prior act of the directors which would have been valid if such by-law had not been made.

(4) The holders of one-third of the voting power of the shares entitled to vote at a meeting, represented either in person or by proxy, shall constitute a quorum for the transaction of business at any regular or special meeting of shareholders.

(5) Cumulative voting by the shareholders of this Corporation shall not be permitted in any election of directors.

      The Board of Directors of the Corporation by Written Consent to Action Without a Meeting, dated the 15th day of March, 2000, adopted resolutions to amend and restate the original Articles of Incorporation as set forth herein and submit said resolutions to the Shareholders of the Corporation by Written Consent to Action by the Shareholders Without a Meeting dated March 31st day of March, 2000.

      The number of shares of the Corporation outstanding and entitled to vote on the Amendment of the Articles of Incorporation is Fifteen Million Five Hundred Thousand (15,500,000) shares, and said change and amendment has been consented to and approved by a Seventy-Five percent (75%) vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.

      IN WITNESS WHEREOF, the undersigned, for the purpose of filing amendments to the Corporation's Articles of Incorporation pursuant to the General Corporation Law of the State of Nevada, does make and file these Amended and Restated Articles of Incorporation, hereby declaring and certifying that the facts herein stated are true; and, accordingly, I have hereunto set my hand this 3rd day of April, 2000.

                                        /s/  David Lo
                                             David Lo, President